SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 1, 2002
                        (Date of Earliest Event Reported)

                                   Valero L.P.
             (Exact name of registrant as specified in its charter)



     Delaware                         001-16417                     74-2958817

 (State or other               (Commission File Number)           (IRS Employer
   jurisdiction                                                   Identification
of incorporation)                                                    Number)


                            6000 North Loop 1604 West

                          San Antonio, Texas 78249-1112

                                  (210)592-2000

               (Address, including zip code, and telephone number)

Item 2.  Acquisition or Disposition of Assets.

     (a) On February 1, 2002 Valero Logistics Operations, L.P., in which the registrant owns a 98.98995% limited partnership interest, exercised its option to purchase a 270-mile crude oil pipeline and related storage facility from a wholly owned subsidiary of Valero Energy Corporation for $64 million. Valero Energy Corporation indirectly owns approximately 73.3% of the registrant. The pipeline runs from Wichita Falls, Texas to Valero Energy Corporation's McKee Refinery in the Texas panhandle. The option had been granted under the Omnibus Agreement between Ultramar Diamond Shamrock Corporation (Valero Energy Corporation's predecessor in interest by merger) and the registrant, Valero Logistics Operations, L.P, and certain of their affiliates. The Omnibus Agreement was executed in connection with the registrant's initial public offering in April, 2001.



Item 7.  Financial Statement, Pro Forma Financial Information, and Exhibits.



     (a)  Financial Statements of Businesses Acquired.

          It is impracticable to provide the financial statements of the business acquired at the time of this filing. The registrant will file the required financial statements as soon as practicable, but in any event on or prior to April 15, 2002.

     (b)  Pro Forma Financial Information.

          It is impracticable to provide the pro forma financial information pertaining to the business acquired at the time of this filing. The registrant will file the required pro forma financial information as soon as practicable, but in any event on or prior to April 15, 2002.

     (c)  Exhibits.

               2.1 Omnibus Agreement.


               99.1 Press Release



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




                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, Valero L.P. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VALERO L.P.
                                       By:  Riverwalk Logistics, L.P.
                                              By:  Valero GP, LLC

                                              By:  /s/Todd Walker
                                              Its:  Secretary

Date: February 15, 2002

                                    EXHIBITS
2.1      Omnibus Agreement

99.1     January 22, 2002 Press Release.

                                                                     Exhibit 2.1







                                OMNIBUS AGREEMENT

                                      among

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION

                           SHAMROCK LOGISTICS GP, LLC

                            RIVERWALK LOGISTICS, L.P.

                            SHAMROCK LOGISTICS, L.P.

                                       and

                       SHAMROCK LOGISTICS OPERATIONS, L.P.

                                OMNIBUS AGREEMENT

     THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date by and among Ultramar Diamond Shamrock Corporation, a Delaware corporation ("UDS"), Shamrock Logistics GP, LLC, a Delaware limited liability company ("Shamrock GP"), Riverwalk Logistics, L.P., a Delaware limited partnership and general partner of the MLP and the OLP ("Riverwalk"), Shamrock Logistics, L.P., a Delaware limited partnership (the "MLP"), and Shamrock Logistics Operations, L.P., a Delaware limited partnership (the "OLP").

                                 R E C I T A L:

     UDS, the MLP, the OLP, Shamrock GP in its capacity as the general partner of Riverwalk, and Riverwalk in its capacity as the general partner of each of the MLP and the OLP, desire by their execution of this Agreement to evidence their understanding, (i) as more fully set forth in Article II of this Agreement, with respect to (a) those business opportunities that UDS will not pursue unless the MLP has declined to engage in such business opportunities for its own account and (b) the procedures whereby such business opportunities are to be offered to the MLP and accepted or declined; (ii) as more fully set forth in Article III of this Agreement, with respect to the indemnification obligations of UDS relating to certain environmental and income tax liabilities, and (iii) as more fully set forth in Article IV of this Agreement, with respect to the options by the MLP to purchase certain assets currently under
construction   which  were  retained  by  UDS  at  the  time  of  the  Formation
Transactions.

     In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                  Definitions

     1.1 Definitions. (a) Capitalized terms used herein but not defined herein shall have the meanings given them in the MLP Agreement.

     (b) As used in this Agreement, the following terms shall have the respective meanings set forth below:

          "Affiliate" shall have the meaning attributed to such term in the MLP Agreement.

          "Agreement" means this Omnibus Agreement, as amended, modified, or supplemented from time to time in accordance with the terms hereof.

          "Change of Control" shall have the meaning  attributed to such term in
     Section 2.4.

          "Claim" means any claim, lawsuit, demand, suit, inquiry made, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise.

          "Closing Date" means the date of the closing of the initial public offering of common units representing limited partner interests in the MLP.

          "Conflicts Committee" shall have the meaning attributed to such term in the MLP Agreement.

          "Contaminant" means any substance regulated under any Environmental Law, or any substance defined by Environmental Law as being hazardous or toxic or as being a pollutant.

          "Contract" means any agreement, contract, commitment, or other binding arrangement or understanding, whether written or oral.

          "Environmental Laws" means any and all laws, statutes, judgments, ordinances, rules, regulations, orders, determinations, interpretations, or guidance of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which any UDS Entity or Partnership Entity or any of their respective Affiliates is conducting or at any time has conducted business, or where any property of any UDS Entity or Partnership Entity or any of their respective Affiliates, whether leased or owned, is located, or where any hazardous substances generated or disposed of by any UDS Entity or Partnership Entity or any of their respective Affiliates are located. The term "Environmental Law" includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 and as subsequently amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conversation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Clean Air Act, as amended, 42 U.S.C. ss. 7401 et seq.; and the Oil Pollution Act, as amended, 33 U.S.C. ss. 2701 et seq.

          "Environmental Liabilities and Costs" means all Losses from any Claim by any Person whether based on Contract, tort, implied or express warranty, strict liability, criminal or civil statute, including under any Remedial Action, Environmental Law, Environmental Permit, Environmental Lien, Order or agreement with any Governmental Authority, arising from environmental, health or safety conditions, or the release of a Contaminant into the environment.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Environmental Permit" shall mean any Permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Formation Transactions" means (i) the contributions to the OLP of certain crude oil pipeline and storage assets and refined product pipeline and terminalling assets pursuant to those certain Conveyance, Assignment and Bill of Sale Agreements dated effective as of July 1, 2000, by and among the OLP and certain subsidiaries of UDS and (ii) the transfers of certain crude oil pipeline and storage assets and refined product pipeline and terminalling assets and certain ownership interests in Skelly-Belview Pipeline Company, L.L.C. to the OLP by virtue of the mergers of certain subsidiaries of UDS with and into the OLP effective as of July 1, 2000.

          "Governmental  Authority" shall mean (a) the United States of America,
     (b) any state, county, municipality, or other governmental subdivision within the United States of America, and (c) any court or any governmental department, commission, board, bureau, agency, or other instrumentality of the United States of America or of any state, county, municipality, water rights, taxing, or zoning authority, or other governmental subdivision within the United States of America.

          "Indemnified  Party"  shall have the meaning  assigned to such term in
     Section 3.2(a).

          "Indemnifying  Party" shall have the meaning  assigned to such term in
     Section 3.2(a).

          "Losses" means all liabilities, losses, costs, damages (including punitive, consequential and treble damages), penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation), and also including any expenditures or expenses incurred to cover, remedy or rectify any such Losses.

          "MLP" means Shamrock Logistics, L.P., a Delaware limited partnership, and any successors thereto.

          "MLP Agreement" means the Second Amended and Restated Agreement of Limited Partnership of the MLP, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the parties to this Agreement.

          "OLP" means Shamrock Logistics Operations, L.P., a Delaware limited partnership, and any successors thereto.

          "Option Purchase Amount" means (i) $64,000,000 for the Wichita Falls Pipeline, (ii) $6,500,000 for the Ringgold Storage Facility or (iii) $5,600,000 for the Southlake Terminal, respectively.

          "Order" means any decree, order, injunction, rule, judgment, consent of or by a Governmental Authority.

          "Partnership Entities" means Shamrock GP, Riverwalk, the MLP and the OLP.

          "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other legal entity of any kind.

          "Permits" means any licenses, permits, registrations, variances, interim permits, permit applications, certificates, approvals or other authorizations under any Regulation applicable to any UDS Entity or Partnership Entity.

          "Regulation" means any law, statute, regulation, ruling, rule, Order or Permit, of, administered or enforced by or on behalf of any Governmental Authority, as may be amended from time to time.

          "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the release or threat of release or minimize the further release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Restricted  Business"  has the  meaning  attributed  to such  term in
     Section 2.1.

          "Ringgold Storage Facility" means a new crude oil storage facility at Ringgold, Texas that is currently being constructed by UDS and which will have a storage capacity of approximately 600,000 barrels.

          "Riverwalk" means Riverwalk Logistics, L.P., a Delaware limited partnership and general partner of the MLP and OLP.

          "Shamrock GP" means Shamrock Logistics GP, LLC, a Delaware limited liability company and general partner of Riverwalk.

          "Southlake Terminal" means a refined product terminal in Southlake, Texas that is currently undergoing construction conducted by UDS.

          "Transferred Assets" means the assets contributed or transferred to the Partnership Entities in the Formation Transactions.

          "UDS" means Ultramar Diamond Shamrock Corporation.

          "UDS Entities" means UDS and any of its Affiliates, other than the Partnership Entities.

          "Voting Stock" means securities or membership interests of any class or series of either UDS, Shamrock GP or Riverwalk entitling the holders thereof to vote on a regular basis in the election of members of the board of directors, board of managers or other governing body of such entity.

          "Wichita Falls Pipeline" means the crude oil pipeline from Wichita Falls, Texas to UDS' McKee Refinery with a current capacity of approximately 85,000 barrels a day, which is being expanded by UDS to a capacity of approximately 110,000 barrels per day, along with related crude oil storage facilities with a storage capacity of approximately 360,000 barrels.

                                  ARTICLE II.
                             Business Opportunities

     2.1 Restricted Businesses. Subject to the terms of the MLP Agreement, for as long as (i) Shamrock GP (or any Affiliate of UDS) is the general partner of Riverwalk and (ii) Riverwalk (or any Affiliate of UDS) is the general partner of the MLP or the OLP, each of the UDS Entities are prohibited from engaging in, whether by acquisition or otherwise, the business of transporting crude oil or refined petroleum products (including petrochemicals) or operating crude oil storage or refined petroleum products terminalling assets in the United States (a "Restricted Business").

     2.2 Permitted Exceptions. Notwithstanding any provision of Section 2.1, a UDS Entity may pursue an opportunity to purchase or invest in, and may ultimately purchase, own and/or operate, a Restricted Business under any of the following circumstances:

          (a)  Any business retained by a UDS Entity at the Closing;

          (b)  Any  further   development  of  the  Diamond-Koch  Joint  Venture
               petrochemicals business;

          (c) Any business with a fair market value (as determined by the board of directors of UDS in good faith) of less than $10 million;

          (d) Any business acquired by a UDS Entity that constitutes less than 50% of the fair market value (as determined by a nationally recognized independent financial advisor) of a larger acquisition by such UDS Entity; provided the MLP has been offered and declined (with the concurrence of a majority of the members of the Conflicts Committee) the opportunity to purchase such business in accordance with the procedures set forth in Section 2.3;

          (e) Each of the Wichita Falls Pipeline, the Southlake Terminal and the Ringold Storage Facility should the MLP decline to exercise its option to purchase them pursuant to the Purchase Option described in more detail in Article IV hereof; or

          (f) Any logistics assets newly constructed by a UDS Entity that the MLP has not elected to purchase pursuant to Section 4.3.

2.3 Procedures.

     (a) If a UDS Entity becomes aware of an opportunity to purchase a Restricted Business, then, as soon as practicable, such UDS Entity shall notify Shamrock GP of such opportunity and deliver to Shamrock GP all information prepared by or on behalf of such UDS Entity relating to such potential purchase. As soon as practicable but in any event within 30 days after receipt of such notification and information, Shamrock GP, on behalf of the MLP, shall notify the UDS Entity that either (i) Shamrock GP, on behalf of the MLP, has elected, with the approval of a majority of the members of the Conflicts Committee, not to cause the MLP to pursue the opportunity to acquire such Restricted Business, or (ii) Shamrock GP, on behalf of the MLP, has elected to cause the MLP to pursue the opportunity to acquire such Restricted Business. If, at any time, Shamrock GP or its Affiliates abandons such opportunity (as evidenced in writing by Shamrock GP or such Affiliates following the request of the UDS Entity), the UDS Entity may pursue such opportunity. Any Restricted Business which is permitted to be purchased by an UDS Entity must be so purchased (i) within 12 months of the time the UDS Entity becomes able to pursue such acquisition in accordance with the provisions of this Section 2.3 and (ii) on terms not materially more favorable to the UDS Entity than were offered to the MLP. If either of these conditions are not satisfied, the opportunity must be reoffered to the MLP.

     (b) If a UDS Entity acquires a Restricted Business as part of a larger transaction in accordance with the provisions of Section 2.2(d), then, within 30 days after the consummation of such purchase, such UDS Entity shall notify Shamrock GP of such purchase and such UDS Entity shall offer the MLP the opportunity to purchase the Restricted Business constituting a portion of such purchase and deliver to Shamrock GP all information prepared by or on behalf of or in the possession of such UDS Entity relating to the Restricted Business. As soon as practicable but in any event within 30 days after receipt of such notification, Shamrock GP shall notify the UDS Entity that either (i) Shamrock GP, on behalf of the MLP, has elected, with the approval of a majority of the members of the Conflicts Committee, not to cause the MLP to purchase such Restricted Business, in which event the UDS Entity shall be free to continue to engage in such Restricted Business and shall be free to improve and expand such Restricted Business if necessary to maintain existing market share, or (ii) Shamrock GP, on behalf of the MLP, has elected to cause the MLP to purchase such Restricted Business, in which event the following procedures shall be followed:

          (i) The UDS Entity shall submit a good faith offer to Shamrock GP to sell the Restricted Business (the "Offer") to any member of the Partnership Group designated by Shamrock GP on the terms and for the consideration stated in the Offer.

          (ii) The UDS Entity and Shamrock GP shall negotiate in good faith, for 120 days after receipt of such Offer by Shamrock GP, the terms on which the Restricted Business will be sold to the MLP. The UDS Entity shall provide all information concerning the business, operations and finances of such Restricted Business as may be reasonably requested by Shamrock GP.

               (A) If the UDS Entity and Shamrock GP agree on such terms within 120 days after receipt by Shamrock GP of the Offer, the MLP shall purchase the Restricted Business on such terms as soon as commercially practicable after such agreement has been reached.

               (B) If the UDS Entity and Shamrock GP are unable to agree on the terms of a sale during such 120-day period, the UDS Entity shall attempt to sell the Restricted Business to a Person that is not an Affiliate of the UDS Entity (a "NonAffiliate Purchaser") within nine months of the termination of such 120-day period. Any such sale to a NonAffiliate Purchaser must be for a purchase price, as determined by the board of directors of UDS, not less than 95% of the purchase price last offered by the MLP.

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

               (C) During such 120-day period the UDS Entity shall be free to make capital expenditures to maintain the Restricted Business and to improve or expand the Restricted Business if necessary to maintain the Restricted Business' existing market share.

     (iii) If, after the expiration of the nine-month period referred to in clause (ii)(B) above, the UDS Entity has not sold the Restricted Business to a NonAffiliate Purchaser, it shall submit another Offer (the "Second Offer") to Shamrock GP within seven days after the expiration of such nine-month period. The UDS Entity shall provide all information concerning the business, operations and finances of such Restricted Business as may be reasonably requested by Shamrock GP.

               (A) If Shamrock GP, with the concurrence of a majority of the members of the Conflicts Committee, elects not to cause the MLP to pursue the Second Offer, the UDS Entity shall be free to continue to engage in such Restricted Business.

               (B) If Shamrock GP shall elect to cause the MLP to purchase such Restricted Business, then Shamrock GP and the UDS Entity shall negotiate the terms of such purchase for 60 days. If the UDS Entity and Shamrock GP agree on such terms within 60 days after receipt by Shamrock GP of the Second Offer, the MLP shall purchase the Restricted Business on such terms as soon as commercially practicable after such agreement has been reached.

               (C) If during such 60-day period, no agreement has been reached between the UDS Entity and Shamrock GP or a member of the Partnership Group, the UDS Entity and Shamrock GP will engage an independent investment banking firm with a national reputation to determine the value of the Restricted Business. Such investment banking firm will determine the value of the Restricted Business within 30 days and furnish the UDS Entity and Shamrock GP its opinion of such value. The UDS Entity and Shamrock GP shall share equally the fees and expenses of such investment banking firm. Upon receipt of such opinion, Shamrock GP will have the option, subject to the approval of a majority of the members of the Conflicts Committee, to (A) cause the MLP to purchase the Restricted Business for an amount equal to the value determined by such investment banking firm or (B) decline to purchase such Restricted Business, in which event the UDS Entity will be free to continue to engage in such Restricted Business.

     2.4 Change of Control. If a Change of Control of UDS or each of Shamrock GP or Riverwalk occurs, the provisions of this Article II shall not apply to the existing logistics activities of any acquiring entity. A Change of Control of UDS or each of Shamrock GP or Riverwalk shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the UDS or Shamrock GP to any Person or its Affiliates, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the UDS Entities or Shamrock GP; (ii) the consolidation or merger of UDS or Shamrock GP with or into another Person pursuant to a transaction in which the outstanding Voting Stock of UDS or Shamrock GP is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of UDS or Shamrock GP is changed into or exchanged for Voting Stock of the surviving corporation or its parent and (b) the holders of the Voting Stock of UDS or Shamrock GP immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation or its parent immediately after such transaction; or (iii) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all Voting Stock of UDS or Shamrock GP then outstanding, other than in a merger or consolidation which would not constitute a Change of Control under clause (ii) above.

     2.5 Scope of Restricted  Business  Prohibition.  Except as provided in this
Article II and the Partnership Agreement, each UDS Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with any Partnership Entity.

     2.6 Enforcement. The UDS Entities agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by the UDS Entities of the covenants and agreements set forth in this Article II, and that any breach by the UDS Entities of the covenants and agreements set forth in
Article II would result in irreparable injury to the Partnership Group. The UDS Entities further agree and acknowledge that any member of the Partnership Group may, in addition to the other remedies which may be available to the Partnership Group hereunder or under applicable law, file a suit in equity to enjoin the UDS Entities from such breach, and consent to the issuance of injunctive relief hereunder.

                                  ARTICLE III.
                                 Indemnification

     3.1 Indemnification of Partnership Entities by UDS. In addition to its indemnification obligations under certain (i) Indemnity Agreements entered into in connection with the mergers of certain subsidiaries of UDS with and into the OLP effective as of July 1, 2000, and (ii) Conveyance, Assignment and Bill of Sale Agreements dated effective as of July 1, 2000, by and among the OLP and certain subsidiaries of UDS, UDS, on behalf of each of the respective UDS Entities, shall indemnify, defend and hold harmless the Partnership Entities from and against (A) any and all Losses that are caused by, arise out of or are attributable to Environmental Liabilities and Costs related to the Transferred Assets that arose or relate to conditions existing prior to Closing and which are discovered by the MLP within 10 years of the Closing (excluding Environmental Liabilities and Costs to the extent such Environmental Liabilities and Costs result from a change in law after closing) and (B) all federal, state and local income tax liabilities attributable to the operation of the Transferred Assets prior to the Closing Date, including any such income tax liabilities of UDS and its Affiliates that may result from the consummation of the Formation Transactions.

     3.2 Indemnification Procedures.

     (a) As used in this Section 3.2, the term "Indemnifying Party" refers to UDS in the case of any indemnification obligation arising under Section 3.1, and the term "Indemnified Party" refers to the Partnership Entities, as applicable, in the case of any indemnification obligation arising under Section 3.1.

     (b) If any action, suit or proceeding shall be brought against an Indemnified Party, or if the Indemnified Party should otherwise become aware of facts giving rise to a claim for indemnification pursuant to Section 3.1, the Indemnified Party shall promptly notify the Indemnifying Party in writing specifying the nature of and specific basis for such claim.

     (c) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in Section 3.1, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

     (d) The Indemnified Party agrees, at its own cost and expense, to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in Section 3.1, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name(s) of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of such Indemnified Party. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; provided, however, that an Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party reasonably informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

     (e) In determining the amount of any Loss for which any Indemnified Party is entitled to indemnification under this Article III, the gross amount thereof will be reduced by any insurance proceeds realized or to be realized by such Indemnified Party, and such correlative insurance benefit shall be net of any insurance premium that becomes due as a result of such claim.

                                  ARTICLE IV.

     4.1. Purchase Option for Assets Currently Under Construction. UDS, on behalf of the UDS Entities, hereby grants the MLP, on behalf of the OLP, the unconditional right and option to purchase and acquire from the applicable UDS Entity all of the respective UDS Entity's right, title and interest in, to and under any or all of (i) the Wichita Falls Pipeline, (ii) the Ringgold Storage Facility and (iii) the Southlake Terminal, at any time, from time to time and no later than one year from the date of notice from UDS of completion of construction of such asset, such notice to be given as soon as practicable, for a purchase price that is equal to the respective Option Purchase Amount, by delivery to UDS, on behalf of the respective UDS Entity, of a written notice of the exercise of such purchase option. The MLP may exercise this purchase option with respect to all, part or none of the enumerated assets.

     4.2. Closing of Purchase Option. Closing of purchase and sale pursuant to this Article IV shall be conducted at such location mutually agreed upon by UDS and the MLP. At closing, UDS will sell and assign to the OLP by deed, bill of sale, assignment of contract rights or other appropriate documentation all of UDS's (or the applicable UDS Entity's) right, title and interest in, to and under the Wichita Falls Pipeline, the Ringgold Storage Facility or the Southlake Terminal, as applicable, and the OLP shall make payment of the applicable Option Purchase Amount to UDS or the applicable UDS Entity in cash or by electronic wire transfer of immediately available funds to an account designated by UDS in writing.

     4.3. Purchase Option for Logistics Assets Constructed by UDS in the Future. If a UDS Entity constructs any new logistics assets then, as soon as practicable, such UDS Entity shall notify Shamrock GP of the completion of such construction and such UDS Entity shall offer the MLP the opportunity to elect to purchase, or have a subsidiary elect to purchase, the newly constructed assets by written notice delivered to the UDS Entity no later than one year from the date of notice. If Shamrock GP, with the concurrence of a majority of the members of the Conflicts Committee, elects to purchase such assets, then Shamrock GP and the UDS Entity shall negotiate the terms of such purchase for 60 days. If the UDS Entity and Shamrock GP agree on such terms within 60 days after receipt by the UDS Entity of the notice of election to purchase, the MLP shall purchase the newly constructed assets on such terms as soon as commercially practicable after such agreement has been reached.

     If during such 60-day period, no agreement has been reached between the UDS Entity and Shamrock GP, the UDS Entity and Shamrock GP will engage an independent investment banking firm with a national reputation to determine the value of the newly constructed assets. Such investment banking firm will determine the value of the newly constructed assets within 30 days and furnish the UDS Entity and Shamrock GP its opinion of such value. The UDS Entity and Shamrock GP shall share equally the fees and expenses of such investment banking firm. Upon receipt of such opinion, Shamrock GP will have the option, subject to the approval of a majority of the members of the Conflicts Committee, to (A) purchase the newly constructed assets for an amount equal to the value determined by such investment banking firm or (B) decline to purchase such newly constructed assets, in which event, the UDS Entity will be free to continue to own and operate such newly constructed assets.

                                   ARTICLE V.
                                  Miscellaneous

     5.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

     5.2 Notice. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party's signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 5.2.

     5.3 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

     5.4 Effect of Waiver or Consent. No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

     5.5 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the MLP may not, without the prior approval of a majority of the members of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of Shamrock GP, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

     5.6 Assignment. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

     5.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

     5.8 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     5.9 Gender, Parts, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Parts, Articles and Sections of this Agreement, unless the context otherwise requires.

     5.10 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

     5.11 Withholding or Granting of Consent. Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

     5.12 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

     5.13 Negotiation of Rights of Limited Partners, Assignees, and Third Parties. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no Limited Partner, Assignee or other Person shall have the right, separate and apart from the MLP, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the Closing Date.

                                  ULTRAMAR DIAMOND SHAMROCK CORPORATION


                                  By:  /s/ Robert S. Shapard
                                      ------------------------------------------
                                  Name:  Robert S. Shapard
                                         ---------------------------------------
                                  Title: Executive Vice President and Chief
                                         ----------------------------------
                                         Financial Officer
                                         ---------------------------------------


                                  Address for Notice:  6000 North Loop 1604 West
                                                       -------------------------
                                                       San Antonio, TX  68249
                                                       -------------------------

                                  Telecopy Number:
                                                       -------------------------



                                  SHAMROCK LOGISTICS GP, LLC


                                  By:  /s/ Curtis V. Anastasio
                                      ------------------------------------------
                                  Name:  Curtis V. Anastasio
                                         ---------------------------------------
                                  Title: President and Chief Executive Officer
                                         ---------------------------------------


                                  Address for Notice:  6000 North Loop 1604 West
                                                       -------------------------
                                                       San Antonio, TX  78249
                                                       -------------------------

                                  Telecopy Number:
                                                       -------------------------

                                  RIVERWALK LOGISTICS, L.P.


                                  By:      Shamrock Logistics GP, LLC
                                           its general partner

                                  By:  /s/ Curtis V. Anastasio
                                      ------------------------------------------
                                  Name:  Curtis V. Anastasio
                                         ---------------------------------------
                                  Title: President and Chief Executive Officer
                                         ---------------------------------------


                                  Address for Notice:  6000 North Loop 1604 West
                                                       -------------------------
                                                       San Antonio, TX  78249
                                                       -------------------------

                                  Telecopy Number:
                                                       -------------------------




                                  SHAMROCK LOGISTICS, L.P.


                                  By:      Riverwalk Logistics, L.P.
                                           its general partner

                                  By:      Shamrock Logistics GP, LLC
                                           Its general partner


                                  By:  /s/ Curtis V. Anastasio
                                      ------------------------------------------
                                  Name:  Curtis V. Anastasio
                                         ---------------------------------------
                                  Title: President and Chief Executive Officer
                                         ---------------------------------------


                                  Address for Notice:  6000 North Loop 1604 West
                                                       -------------------------
                                                       San Antonio, TX  78249
                                                       -------------------------

                                  Telecopy Number:
                                                       -------------------------

                                  SHAMROCK LOGISTICS OPERATIONS, L.P.


                                  By:   Riverwalk Logistics, L.P.
                                        its general partner

                                  By:   Shamrock Logistics GP, LLC
                                        Its general partner


                                  By:  /s/ Curtis V. Anastasio
                                      ------------------------------------------
                                  Name:  Curtis V. Anastasio
                                         ---------------------------------------
                                  Title: President and Chief Executive Officer
                                         ---------------------------------------


                                  Address for Notice:  6000 North Loop 1604 West
                                                       -------------------------
                                                       San Antonio, TX  78249
                                                       -------------------------

                                  Telecopy Number:
                                                       -------------------------

                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE                                           CONTACTS:

                                                 Mary Rose Brown (Media)
                                                 (210)370-2314
                                                 Lee Bailey (Investor Relations)
                                                 (210) 370-2139





                      VALERO L.P. TO ACQUIRE WICHITA FALLS
                          PIPELINE AND STORAGE FACILITY

                      QUARTERLY CASH DISTRIBUTION DECLARED


SAN ANTONIO, Jan. 22, 2002 -- Valero L.P. (NYSE: VLI) has approved the purchase from Valero Energy Corporation (NYSE: VLO) of a 270-mile crude oil pipeline and related storage facility. The 110,000 barrel-per-day pipeline delivers crude oil from Wichita Falls, Texas to Valero Energy Corporation's McKee refinery located in the Texas panhandle. The crude oil storage facility, which is located in Wichita Falls, consists of four crude oil storage tanks with combined capacity of 660,000 barrels. The sale is expected to close on February 1, 2002. Valero L.P. will pay $64 million for the pipeline and the storage tanks.

"Strategically, this acquisition allows the partnership to significantly increase its throughput volumes and revenues and provides a stable cash flow for the unitholders," said Curt Anastasio, Chief Executive Officer of Valero L.P. "This acquisition is expected to be very accretive to earnings and cash flow. We believe that the incremental EBITDA from this purchase will be about $17 million annually. With this acquisition, the partnership has completed the exercise of the three asset purchase options announced at the time of our initial public offering and we look forward to pursuing additional acquisition opportunities in the future."

In addition, Valero L.P. today declared a cash distribution of $0.60 per common and subordinated partnership unit for the fourth quarter ended December 31, 2001. The distribution will be paid on February 14, 2002, to holders of record at the close of business on February 1, 2002.

Valero L.P. is scheduled to announce its fourth quarter earnings on Tuesday, February 5, 2002. A conference call with management is scheduled for 11:00 a.m. EST (10:00 a.m. CST) on February 5 to discuss the financial and operational results for the quarter. Anyone interested in listening to the presentation can call 800/633-8954, passcode 20273162 or visit the company's web site at www.valerolp.com.

Valero L.P. owns 510 miles of crude oil pipelines, nearly 3,000 miles of refined product pipelines and 11 refined product terminals. The partnership transports refined products from Valero Energy's refineries to established and growing markets in the Mid-Continent, Southwest and Mexico border region. In addition, the pipelines supply Valero Energy's McKee, Ardmore, and Three Rivers refineries with crude oil as well as provide access to Texas, Gulf Coast and international crude sources. Valero L.P., which is a master limited partnership that went public in April 2001, is owned approximately 73 percent by subsidiaries of Valero Energy Corporation. Valero Energy assumed its ownership interest when the company completed its merger with Ultramar Diamond Shamrock Corporation on December 31, 2001.


For more information about Valero L.P., visit the partnership's web site at www.valerolp.com.

Statements contained in this press release that state the Partnership's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the Partnership's actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission, including without limitation the risk factors and other cautionary statements included in the Partnership's initial public offering prospectus.